UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

Sunnyside Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55005	46-3001280
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

56 Main Street, Irvington, New York	10533
(Address of Principal Executive Offices)	(Zip Code)

(914) 591-8000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 26, 2021, Rhodium BA Holdings LLC, a Delaware limited liability company (“Rhodium”), Rhodium BA Merger Sub, Inc., a Maryland corporation, Mark Silber, Sunnyside Bancorp, Inc., a Maryland corporation (“Sunnyside Bancorp”), and Sunnyside Federal Savings and Loan Association of Irvington (“Sunnyside Federal”), a federally-chartered savings and loan association and the wholly owned subsidiary of Sunnyside Bancorp, amended (the “Amendment”) the Agreement and Plan of Merger dated June 16, 2021 (the “Merger Agreement”), pursuant to which Rhodium will acquire Sunnyside Bancorp and Sunnyside Federal. The Sunnyside Bancorp Board concluded that such Amendment was advisable and in the best interests of shareholders.

The material terms of the Amendment are as follows:

●	The cash consideration to be paid to the shareholders of Sunnyside Bancorp is increased from $18.75 to $20.25 per share.
●	The Merger Agreement provided that, upon termination of the Merger Agreement under certain circumstances, Mr. Silber would be obligated to pay Sunnyside Bancorp a termination fee of $850,000 from fees previously deposited in escrow. Under the Amendment, the amount of the termination fee to be paid by Rhodium to Sunnyside Bancorp was increased to $1.5 million.
●	The escrow agreement was amended such that the disbursement of funds can be effected by Sunnyside Bancorp without the concurrence of Mr. Silber if it determines in good faith that conditions have been satisfied requiring that the escrow funds either be provided to Sunnyside Bancorp (generally if Rhodium cannot obtain regulatory approval or close by May 31, 2022, which is not primarily due to a breach of representation, warranty or covenant by Sunnyside Bancorp) or to Mr. Silber (if the Merger Agreement is terminated other than as indicated above).
●	The Merger Agreement allowed Sunnyside Bancorp to entertain certain third-party acquisition proposals and to accept a superior proposal. The Amendment modifies certain of these provisions and removes the associated termination right. Rhodium required such provisions as consideration for the enhancements to its proposal outlined herein including the $1.50 increase in the price per share. The Board of Directors of the Company believed acceptance of such provisions was necessary to obtain the enhanced terms, which it believed were in the best interests of shareholders.

●	The Merger Agreement allowed Rhodium to terminate the transaction if Sunnyside Bancorp made a Company Subsequent Determination (as defined in the Merger Agreement). The Amendment modifies that termination right.
●	The Amendment requires Rhodium to indemnify Sunnyside Bancorp and its directors and officers with respect to any out-of-pocket litigation costs and expenses up to $1.0 million with respect to litigation with certain persons, including stockholders, related to the Merger, subject to certain conditions. However, Rhodium is entitled to reimbursement of any costs and expenses it pays (1) to the extent they are subsequently reimbursed by Sunnyside Bancorp’s D&O insurance carrier or (2) if the Merger Agreement is terminated by Rhodium because of a material breach of a representation, warranty or covenant by the Company or by any party for any reason pursuant to which Sunnyside Bancorp is obligated to pay Rhodium a termination fee.
●	The definition of Material Adverse Effect is expanded to limit Rhodium’s ability to terminate the Merger due to litigation.

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The foregoing summary of the Amendment to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such document, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend” or future or conditional verbs such as “will”, “would”, “should”, “could” or “may”. Certain factors that could cause actual results to differ materially from expected results include; the merger may involve unexpected costs, liabilities or delays; the inability to obtain the necessary regulatory or shareholder approvals or to obtain them in a timely fashion; the reaction of the companies’ customers, employees and counterparties to the proposed merger; the outcome of any legal proceedings related to the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions; legislative and regulatory changes that adversely affect the business in which Sunnyside Bancorp, Inc., Sunnyside Federal and Rhodium are engaged; changes in the securities markets; and other risks and uncertainties set forth in Sunnyside Bancorp’s filings with the Securities and Exchange Commission, including its most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. None of Sunnyside Bancorp, Inc., Sunnyside Federal or Rhodium undertake, and specifically disclaim any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Additional Information Regarding the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Sunnyside Bancorp or the solicitation of any vote or approval. In connection with the proposed merger, Sunnyside Bancorp, Inc. will provide its shareholders with a proxy statement and other relevant documents concerning the proposed merger. Shareholders of Sunnyside Bancorp, Inc. are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the proposed merger. Shareholders of Sunnyside Bancorp, Inc. will be able to obtain a copy of the proxy statement, and any other relevant documents, without charge, when they become available, at the Securities and Exchange Commission website (www.sec.gov), or by directing a request to:

Timothy D. Sullivan

President and Chief Executive Officer

Sunnyside Bancorp, Inc.

56 Main Street

Irvington, New York 10533

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Certain Information Regarding Participants in the Solicitation

Sunnyside Bancorp, Inc. and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Sunnyside Bancorp, Inc. in connection with the proposed merger. Information about the directors and executive officers of Sunnyside Bancorp, Inc. is set forth in Sunnyside Bancorp, Inc.’s proxy statement, which was filed with the Securities Exchange Commission on July 26, 2021, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such documents, and in subsequent documents filed with the SEC. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2021, Desmond Lyons resigned from the board of directors of Sunnyside Bancorp, Inc. (the “Company”). At the time of his resignation, Mr. Lyons was a member of the Nominating and Corporate Governance Committee and the Compensation Committee.

While Mr. Lyons is supportive of the Company’s overall strategic direction and its transaction with Rhodium BA Holdings LLC (“Rhodium”), Mr. Lyons disagreed with certain provisions in the most recent version of the merger agreement with Rhodium that seek to restrict further third-party negotiations and, prior to the vote on such amendment, resigned.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Amendment to the Agreement and Plan of Merger, dated as of June 16, 2021, by and among Rhodium BA Holdings LLC, Rhodium BA Merger Sub, Inc., Mark Silber, Sunnyside Bancorp, Inc. and Sunnyside Federal Savings and Loan Association of Irvington

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Sunnyside Bancorp, Inc.

Dated: August 26, 2021	By:	/s/ Timothy D. Sullivan
Timothy D. Sullivan
President and Chief Executive Officer

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